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Exhibit 10.5

COMMUNITY BANK OF WEST GEORGIA

BANK SITE LEASE AGREEMENT

        THIS LEASE AGREEMENT ("Lease"), is made and entered into by and between COMMUNITY LAND DEVELOPMENT, LLC, a Georgia limited liability corporation (hereinafter referred to as "Landlord"), and COMMUNITY BANK OF WEST GEORGIA, a Georgia banking corporation in organization (hereinafter referred to as "Tenant").

W I T N E S S E T H:

        1.    Premises and Term.    In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated in Carroll County, Georgia, more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the premises and together with the buildings and other improvements currently situated upon said premises (said real property, rights, privileges, easements, appurtenances, immunities, buildings and improvements being hereinafter referred to as the "Premises"), TO HAVE AND TO HOLD the Premises for a term commencing on the Commencement Date (as that term is hereinafter defined) and ending 14 full calendar months thereafter (the "Initial Term"). As used herein, the term "Commencement Date" shall mean September 1, 2002. In addition to the Initial Term, Tenant shall have the right to extend the term of this Lease for twelve consecutive periods of one month each commencing on the end of the Initial Term upon 30 days prior written notice to Landlord (each, a "Renewal Term"). During any Renewal Term, Tenant's occupation of the Premises shall be on the same terms and conditions as during the Initial Term.

        2.    Base Rent.    Tenant agrees to pay to Landlord rent for the Premises monthly, in advance, in the amount of $5,000 per month. The rental payment for any fractional calendar month at the beginning or end of the lease period shall be prorated.

        3.    Use.    The Premises shall be used for the purpose of a retail banking business, and for such other lawful purposes as may be incidental thereto. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for any such use.

        4.    Landlord's Repairs.    Landlord shall have no maintenance obligations whatsoever with respect to the Premises, it being expressly acknowledged and agreed between Landlord and Tenant that the Premises shall be delivered by Landlord and accepted by Tenant in an "as-is" condition.

        5.    Tenant's Repairs.    Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises in good repair, reasonable wear and tear excepted.

        6.    Alterations.    Tenant may, without the consent of Landlord, but at Tenant's sole cost and expense and in a good workmanlike manner, make any alterations, additions or improvements to any and all buildings or improvements located on the Premises, erect such shelves, bins, machinery and trade fixtures as Tenant may deem advisable, without materially and adversely affecting the structural integrity of any buildings located on the Premises, locate one or more temporary facilities on the Premises in a manner and location agreed to by Landlord and Tenant (which agreement shall not be unreasonably withheld) and in each case complying with all applicable governmental laws, ordinances and regulations. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, at Tenant's option, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the expiration or sooner termination of this Lease. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage any significant structure or structural qualities of the Premises. Any such alterations, additions, improvements or partitions not removed from the Premises by Tenant on or before the expiration or sooner termination of this Lease shall be and remain the property of Landlord.

        7.    Signs.    Tenant shall have the right to install signs upon the Premises in such locations and being of such dimensions, graphics and materials as Tenant shall elect, subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall have the right to remove all such signs on or before the expiration or sooner termination of this Lease.

        8.    Inspection.    Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during Tenant's regular business hours for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required to be made by Landlord under the terms of this Lease. Notwithstanding the foregoing, Landlord shall (i) not enter the Premises for such purpose during Tenant's peak business times as Tenant may designate from time to time, and (ii) perform any such repairs (including clean-up and storage of materials and tools used in connection therewith) in a manner which will not interfere with the maximum effective operation of Tenant's business from the Premises.

        9.    Utilities.    Landlord agrees to provide, at Landlord's cost, water, sewer, gas, electricity and telephone service connections into the Premises, but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used by Tenant on or from the Premises.

        10.    Taxes.    Landlord shall pay promptly and before they become delinquent, the real property taxes, all other taxes, assessments and other impositions, general and special, that become due at any time during the term of this Lease, or any extension thereof, upon or against the Premises. Tenant shall reimburse Landlord for such expenses within 5 days of Landlord's written notice of payment to Tenant. Nothing herein shall require or be construed to require Tenant to pay any other rent, inheritance, estate, gift, franchise or income tax that is or may be imposed upon Landlord, its successors or assigns.

        11.    Assignment and Subletting.    Tenant shall have the right to assign this Lease or sublet the Premises as and when Tenant deems appropriate; provided, however, that no such assignment or subletting shall relieve the assignor or sublessor, as the case may be, from the obligations of Tenant hereunder.

        12.    Fire and Casualty Damage.

          A.    Landlord agrees to maintain standard fire and extended coverage insurance covering the Premises in an amount not less than the total replacement cost thereof; said policy shall (i) insure against the perils of fire, lightning and all other catastrophic occurrences, and (ii) show Tenant as an additional insured thereunder. Tenant shall reimburse Landlord for such insurance within 5 days of Landlord's written notice of payment to Tenant.

          B.    If any improvements comprising part of the Premises should be totally destroyed by fire, tornado or similar occurrence, or if the Premises should be so damaged thereby that rebuilding or repairs cannot, in Tenant's reasonable estimation, be completed within 90 days after the date of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

          C. If any improvements comprising part of the Premises should be damaged by fire, tornado or similar occurrence, and if rebuilding or repairs can, in Tenant's reasonable estimation, be completed within 90 days after the date of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair the improvements comprising part of the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant (unless such partitions, fixtures, additions or other improvements were originally constructed at Landlord's cost). If, in Tenant's reasonable judgment, the Premises are untenantable in whole following such damage, or if the Premises are partially damaged but, in Tenant's reasonable judgment, cannot be used for the maximum effective operation of Tenant's business, rent and all other charges payable hereunder shall abate entirely during the period in which the Premises are untenantable or unusable by Tenant as aforesaid. If the Premises are partially damaged and if Tenant continues to open its business therein to the public, rent and all other charges hereunder shall be adjusted to an amount that Landlord and Tenant agree to be fair and reasonable under the circumstances until such time as restoration of the Premises has been completed. In the event that Landlord should fail to diligently pursue such repairs and rebuilding within 120 days after the date of such damage, Tenant may, at its option, (i) complete said repairs and rebuilding and deduct the cost thereof from rent and other charges thereafter coming due hereunder, or (ii) terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations hereunder shall cease and terminate.

          D.    Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Premises or personal property (building contents) within the Premises, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent of the insurance proceeds payable under the policies of insurance covering the property. Because this subparagraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees to give to each insurance company which has issued to its policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this subparagraph.

        13.    Liability.

          A.    Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring against all claims, demands or actions arising out of or in connection with Tenant's operations in and maintenance and use of the Premises, the limits of such policy or policies to be in an amount of not less than $1,000,000 per occurrence for injury to persons (including death), and in an amount of not less than $1,000,000 per occurrence for property damage or destruction, including loss of use thereof.

          B.    Landlord shall procure and maintain throughout the term of this Lease a policy or policies of insurance insuring against all claims, demands or actions arising out of or in connection with any intentional or negligent act or omission committed by Landlord or any of Landlord's agents, servants, employees or contractors, in the performance of Landlord's obligations hereunder, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence for injury to persons (including death), and in an amount of not less than $1,000,000 per occurrence for property damage or destruction, including the loss of use thereof. Tenant shall reimburse Landlord for such insurance within 5 days of Landlord's written notice of payment to Tenant.

        14.    Condemnation.

          A.    If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would, in Tenant's reasonable judgment, prevent or materially interfere with Tenant's use of the Premises for the maximum effective operation of Tenant's business, this Lease shall terminate and the rent and all other charges hereunder shall be abated during the unexpired portion of this Lease, effective on the date title to the Premises vests in the taking authority.

          B.    If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, the rent and all other charges payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as Landlord and Tenant agree to be fair and reasonable under all of the circumstances.

          C.    In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards as may be allocated to their respective interests in any condemnation proceedings.

        15.    Quiet Enjoyment.    Landlord covenants that it now has possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, and such other matters as Tenant has consented to in writing. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord or any party claiming by, through or under Landlord.

        16.    Events of Default.    The following events shall be deemed to be events of default by Tenant under this Lease:

          A.    Tenant shall fail to pay any installment of the rent herein reserved when due and such failure shall continue for a period of 10 business days from the date Tenant receives written notice from Landlord that said payment has not been received by Landlord.

          B.    Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 16), and shall not cure such failure within 30 days after Tenant's receipt of written notice thereof from Landlord, unless any such failure to comply cannot be reasonably cured within 30 days, in which event Tenant's cure period shall be extended for such period of time as is necessary, so long as Tenant diligently pursues curative measures.

        17.    Remedies.

          A.    Upon the occurrence of any of such events of default described in Paragraph 16 hereof, Landlord shall have the option to pursue any one or more of the following remedies:

            (1)  Terminate this Lease, in which event Tenant shall promptly surrender the Premises to Landlord and neither Landlord nor Tenant shall have any further rights or obligations hereunder.

            (2)  Without terminating this Lease, enter upon and take possession of the Premises and remove Tenant and any other person who may be occupying the Premises or any part thereof, and relet the Premises and receive the rent therefor.

          B.    In the event Landlord elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other charges due hereunder up to the date of such termination.

          C.    In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other charges due hereunder up to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of this Lease term until the date of expiration of the term, less any sums thereafter received by Landlord through reletting the Premises during said period.

          D.    In the event of termination or repossession of the Premises for an event of default, Landlord hereby covenants to use Landlord's best efforts to relet the Premises, or any portion thereof, and to collect rental after reletting.

          E.    Notwithstanding any other provisions of this Lease, and as required by the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance regulations and policy, in the event Tenant or its successors or assignees which are financial institutions shall become insolvent or bankrupt or shall be closed or taken over by the banking authority of the State of Georgia, or other bank supervisory authority, Landlord may terminate the Lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall have the election, which shall be exercised by notice to Landlord within 180 days from the date Tenant is so closed or taken over to either assume and continue the Lease or, subject to the damages provision below, terminate the Lease, provided, that in the event this Lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired Lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the 6 month period next succeeding the date of the surrender of the Premises to Landlord, or the date of re-entry of Landlord, whichever first occurs, whether before or after the closing of Tenant, plus an amount equal to the unpaid rent accrued, without acceleration up to the effective date of such termination. Tenant shall immediately provide notice to Landlord if it is closed or taken over as above set forth.

        18.    Mortgages.    If the Premises are subject and subordinate to any mortgage, deed of trust or security deed on the date of this Lease, Tenant's obligations hereunder shall be conditioned upon Tenant's receipt from the holder of each such mortgage, deed of trust or security deed, a nondisturbance agreement reasonably acceptable to Tenant. Landlord hereby covenants and agrees to exercise Landlord's best efforts to obtain said nondisturbance agreement.

        19.    Notices.    Any notices required or permitted hereunder shall be sent by commercial courier service or by the United States Postal Service certified or registered mail, return receipt requested, with adequate postage prepaid, addressed to the appropriate party as hereinafter provided. Each such notice shall be effective upon being so deposited with the courier service or with the United States Postal Service, as the case may be, but the time period in which a response to any such notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the notice by the addressee thereof, as evidenced by the courier service delivery records or by the return receipt of the United States Postal Service, as the case may be. Rejection or other refusal by the addressee to accept, or the inability of the courier service or the United States Postal Service to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent. The addresses of Landlord and Tenant are as follows:

      Landlord:

      Community Land Development, LLC
      402 Bankhead Highway
      Villa Rica, Georgia 30180
      Attention: President

      Tenant:

      Community Bank of West Georgia
      402 Bankhead Highway

      Villa Rica, Georgia 30180
      Attention: President

    with
    copy to:        Morris, Manning & Martin, L.L.P.
                        1600 Atlanta Financial Center
                        3343 Peachtree Road, N.E.
                        Atlanta, Georgia 30326
                        Attn: Larry W. Shackelford, Esq.

Landlord and Tenant each shall have the right from time to time to change the address to which notices to it shall be sent and to specify up to two additional addresses to which copies of notices to them shall be sent by giving to the other party at least 10 days prior notice of the changed address or additional addresses.

        20.    Miscellaneous.

          A.    The terms, provisions and covenants and conditions contained in this Lease shall inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and assigns.

          B.    The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

          C.    This Lease may not be altered changed or amended except by an instrument in writing signed by both parties hereto.

          D.    If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          E.    All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          F.    Landlord and Tenant each represent and warrant that they have dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord hereby covenants and agrees to indemnify and hold Tenant harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord in connection with regard to the transaction represented by this Lease.

          G.    Landlord and Tenant hereby specifically acknowledge and agree as follows:

            (1)  Tenant shall have no obligation or liability under this Lease for unusual or extraordinary conditions affecting or emanating from the Premises, which conditions shall include, without limitation, the environmental condition of the Premises; and

            (2)  Landlord hereby indemnifies Tenant (and any and all subsidiaries of Tenant) from any and all claims related to the environmental condition of the Premises.

        (SIGNATURES ON FOLLOWING PAGE)

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by their respective representatives duly authorized thereunto, as of the day and year first indicated above.

LANDLORD:
Community Land Development, LLC, a Georgia limited liability corporation
By:
Print Name:
Print Title:
(AFFIX SEAL)
TENANT:
COMMUNITY BANK OF WEST GEORGIA (In Organization), a Georgia banking corporation in organization
By:
Print Name:
Print Title:
(AFFIX BANK SEAL)

EXHIBIT "A"

        Description of Premises

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BANK SITE LEASE AGREEMENT
EXHIBIT "A"